UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934.
Date of Report (Date of earliest event reported): August 14, 2006
MEDCATH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-33009	56-2248952
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)
10720 Sikes Place
Charlotte, North Carolina 28277
(Address of principal executive offices, including zip code)
(704) 708-6600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On August 15, 2006, MedCath Corporation (MedCath or the Company) announced that the Company and Carondolet Health Network (CHN) entered into an agreement whereby CHN will acquire MedCath’s 58.8% interest in Tucson Heart Hospital. CHN currently owns 20% of the hospital and physician partners own 21.2%.
     Total proceeds to MedCath, including proceeds for the purchase of MedCath’s equity interest as well as proceeds related to the repayment of secured debt owed by the hospital to MedCath, will total approximately $40.7 million. The parties expect to complete the transaction by August 31, 2006, subject to customary closing conditions.
A copy of the press release is included as Exhibit 99.1
Item 9.01. Financial Statements and Exhibits.
Exhibit 99.1       Press Release dated August 15, 2006
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCATH CORPORATION
Date: August 15, 2006	By:	/s/ James E. Harris
James E. Harris
Executive Vice President and Chief Financial Officer